UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130 (Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On July 5, 2006, Iomega Corporation (“Iomega”) entered into a Separation Agreement and General Release with Anna Aguirre, Vice President, Human Resources and Facilities. As a result of the restructuring in the second quarter, Ms. Aguirre’s employment was terminated. Pursuant to the Separation Agreement, Ms. Aguirre will receive a severance benefit in an amount equal to nine months of her current annual salary (this sum is based on her July 2001 employment agreement and the separation provisions therein, as amended in July 2005), and she will give Iomega a release of any and all claims and a promise not to solicit personnel; the sum of $142,500 will be paid to her in bi-weekly installments, less applicable taxes. In addition, she will receive a lump sum payment of $12,074, less taxes, which equals the cost of continuing her current medical benefits for a period of nine months. Iomega will also provide executive outplacement services at its discretion.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer Thomas D. Kampfer
President and Chief Operating Officer

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